CREDIT AGREEMENT

                                  by and among

                                   SUMMIT BANK

                                       and

                               CAREADVANTAGE, INC.

                                   as Borrower

                                       and

                 BLUE CROSS AND BLUE SHIELD OF NEW JERSEY, INC.,

                                  as Guarantor

                                  June 13, 1997

                                CREDIT AGREEMENT

     THIS CREDIT AGREEMENT is made as of June 13, 1997 by and among Summit Bank, a banking institution of the State of New Jersey (the "Bank"), CareAdvantage, Inc., a Delaware corporation (the "Borrower") and Blue Cross and Blue Shield of New Jersey, Inc., a New Jersey health service corporation (the "Guarantor").

                              W I T N E S S E T H:

     WHEREAS, the Borrower has requested the Bank to extend certain credit and make certain loans to the Borrower in an aggregate amount not to exceed $3,000,000; and

     WHEREAS, the Guarantor presently owns approximately 50% of the issued and outstanding capital stock of the Borrower; and

     WHEREAS, the Guarantor will derive economic and other financial benefit from the extension of credit described herein; and

     WHEREAS, the Bank is willing to extend such credit and make such loans to the Borrower upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto hereby agree as follows:

     I. DEFINITIONS

     1.1 Defined Terms. As used in this Agreement, the following words and terms shall have the following meanings:

     "Advance" shall have the meaning ascribed to such term in Section 2.2 hereof.

     "Agreement" shall mean this Credit Agreement together with any and all exhibits, amendments or supplements hereto.

     "Applicable Margin" shall mean (i) with respect to the Revolving Loan, 45 basis points and (ii) with respect to the Term Loan, 50 basis points.

     "Available Commitment" shall mean, at any time, an amount equal to the excess, if any, of (i) the lesser of the Commitment or the Borrowing Base at such time, over (ii) the aggregate principal amount of all Advances then outstanding.

     "Bank" shall mean Summit Bank, a banking institution of the State of New Jersey, and its successors and assigns.

     "Bank Costs" shall mean all filing, recording, publication and search fees incurred in connection with and relating to the Loans paid by the Bank; all reasonable out-of-pocket costs incurred and sums expended by the Bank, with or without suit, to correct any default, to enforce any right or remedy of the Bank, or in connection with any other provision of any Loan Document; all reasonable out-of-pocket costs of suit incurred by the Bank in enforcing or defending this Agreement or any other Loan Document or any portion thereof; all reasonable out-of-pocket costs and expenses including reasonable attorneys' fees and expenses incurred by the Bank in preparing, reviewing, enforcing, amending, modifying, administering, defending or otherwise concerning this Agreement or any other Loan Document or any portion hereof or thereof; and whether or not suit is brought, all out-of-pocket costs of arbitration and insolvency proceedings.

     "Base LIBO Rate" shall have the meaning ascribed to such term in Section 2.4(e) hereof.

     "Base Rate" shall mean the rate of interest announced from time to time by the Bank as its "base rate" or "base lending rate". This rate of interest is determined from time to time by the Bank as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers of the Bank.

     "Base Rate Loan" shall mean a Loan bearing interest at the Base Rate.

     "Borrower" shall mean CareAdvantage, Inc., a Delaware corporation, and its successors and assigns.

     "Borrowing Base" shall mean, at any time, an amount equal to ninety-one percent (91%) of the aggregate Fair Market Value of the Government Securities at such time.

     "Business Day" shall mean any day other than a Saturday, Sunday or other day on which state or federally chartered banks in the State of New Jersey are authorized to close.

     "Commitment" shall mean $1,500,000.

     "Custodian" shall mean Chase Manhattan Bank, and its successors and assigns.

     "Custody Agreement" shall mean that certain Custody and Bailment Agreement dated the date hereof among the Bank, the

Guarantor and the Custodian and any amendments, modifications or supplements thereof.

     "Default" shall mean any of the events specified in Article VII hereof which, with the passage of time or giving of notice or both, would constitute an Event of Default.

     "Effective Date" shall mean the date upon which all of the conditions precedent set forth in Section 4.1 hereof shall have been satisfied; provided, however, that such date shall be no later than ten days from the date hereof.

     "Event of Default" shall mean any of the events specified in Article VII hereof, provided that any requirement for notice or lapse of time or any other condition has been satisfied.

     "Fair Market Value" of any Government Security, as of any date, shall mean the mean between the closing bid and asked price for such Government Security, as reported by any established reporting service, on the trading day immediately preceding such date.

     "Fixed LIBO Rate" shall have the meaning ascribed to such term in Section 2.4(e) hereof.

     "Government Security(ies)" shall mean obligations of, or unconditionally guaranteed by, the United States of America, or any instrumentality or agency thereof, including FNMA Certificates of the type listed on Schedule I hereto; provided the same are (i) owned by the Guarantor, free and clear of all liens, claims, encumbrances and rights of others (other than the Bank), (ii) pledged to the Bank under the terms of the Pledge Agreement and constitute the "Pledged Collateral" described therein, (iii) held by the Bank or the Custodian on behalf of the Bank under the terms of the Custody Agreement and (iv) freely tradeable on any established trading market.

     "Guarantor" shall mean Blue Cross and Blue Shield of New Jersey, Inc., a New Jersey health service corporation, and its successors and assigns.

     "Guaranty Agreement" shall mean that certain Guaranty Agreement dated the date hereof by the Guarantor in favor of the Bank and any amendments, modifications or supplements thereof.

     "Interest Period" shall have the meaning ascribed to such term in Section 2.4(f) hereof.

     "LIBO Rate" shall have the meaning ascribed to such term in Section 2.4(e) hereof.

     "LIBO Rate Loan" shall mean a Loan bearing interest at the LIBO Rate.

     "Loans" shall mean the Revolving Loan and the Term Loan, individually and collectively.

     "Loan Documents" shall mean all agreements, instruments, certificates and documents evidencing or relating to the Obligations arising under this Agreement, including without limitation, this Agreement, the Notes, the Pledge Agreement, the Guaranty Agreement and the Custody Agreement.

     "Maturity Date" shall mean (i) with respect to the Revolving Loan, the Revolving Credit Maturity Date and (ii) with respect to the Term Loan, the Term Loan Maturity Date.

     "Notes" shall mean the Revolving Credit Note and the Term Note, individually and collectively.

     "Obligations" shall mean all loans, advances, extensions of credit, debts, liabilities, obligations, payments, guarantees, covenants and duties owing by the Borrower to the Bank of any kind and description arising under this Agreement or any Note, whether direct or indirect, voluntary or involuntary, absolute or contingent, due or to become due, now existing or hereafter incurred or created and further including all Bank Costs.

     "Person" shall mean any individual, corporation, partnership, association, joint stock company, trust, unincorporated organization, joint venture, court or government or political subdivision or agency thereof.

     "Pledge Agreement" shall mean that certain Pledge Agreement dated the date hereof between the Guarantor and the Bank.

     "Revolving Loan" shall mean, as at any date, the aggregate Advances then outstanding.

     "Revolving Credit Maturity Date" shall mean the date which is 364 days from the Effective Date.

     "Revolving Credit Note" shall have the meaning ascribed to such term in
Section 2.3 hereof.

     "Term Advances" shall have the meaning ascribed to such term in Section 2.1 hereof.

     "Term Loan" shall have the meaning ascribed to such term in Section 2.1 hereof.

     "Term Loan Drawdown Period" shall mean the nine month period commencing on the Effective Date.

     "Term Loan Maturity Date" shall mean June 30, 2000.

     "Term Note" shall have the meaning ascribed to such term in Section 2.1 hereof.

     II. TERM LOAN AND REVOLVING LOAN

     2.1 Term Loan. From time to time, during the Term Loan Drawdown Period, in the manner hereinafter set forth, the Borrower may borrow from the Bank, and, upon the request of the Borrower and upon the terms and conditions contained herein, the Bank shall lend to the Borrower a sum or sums ("Term Advances") which will not exceed the aggregate sum of One Million Five Hundred Thousand Dollars ($1,500,000) (the "Term Loan"). The indebtedness of the Borrower to the Bank resulting from all Term Advances made from time to time hereunder shall be evidenced by a term note (the "Term Note"), the form of which is attached hereto as Exhibit A, made payable to the Bank, dated as of the Effective Date, signed by the Borrower and delivered to the Bank. All Term Advances made by the Bank to the Borrower shall be noted by the Bank on any schedule or other record designated by the Bank for such purpose, and the Bank is authorized to make such notations which shall be prima facia evidence of the principal amount outstanding thereunder at any time; provided, however, that any failure to make such a notation (or any errors in notation) shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Term Note, which is and shall remain absolute and unconditional. All amounts outstanding under the Term Note shall be due and payable on the Term Loan Maturity Date.

     2.2 Revolving Loan. From time to time, during the period from the Effective Date until the Revolving Credit Maturity Date, in the manner hereinafter set forth, the Borrower may borrow from the Bank, and, upon the request of the Borrower and upon the terms and conditions contained herein, the Bank shall lend to the Borrower a sum or sums ("Advances") which will not exceed the Available Commitment at such time.

     2.3 Revolving Credit Note. The indebtedness of the Borrower to the Bank resulting from all Advances made from time to time hereunder shall be evidenced by a revolving credit note (the "Revolving Credit Note"), the form of which is attached hereto as Exhibit B, made payable to the Bank, dated as of the Effective Date, signed by the Borrower and delivered to the Bank. All Advances made by the Bank to the Borrower shall be noted by the Bank on any schedule or other record designated by the Bank for such purpose, and the Bank is authorized to make such notations which shall be prima facia evidence of the principal amount outstanding thereunder at any time; provided, however, that any failure to make such a notation (or any errors in notation) shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Revolving Credit Note, which is and shall remain absolute and unconditional. All amounts outstanding under the Revolving Credit Note shall be due and payable on the Revolving Credit Maturity Date.

     2.4 Payment of Interest; Interest Rate Options.

     (a) Each Note shall bear interest in the manner hereinafter provided (computed on the basis of the actual number of days elapsed in a year of 360 days) on the principal amount thereof remaining unpaid from time to time. Interest shall be payable monthly in arrears on the first day of each month, commencing on the first day of the second month following the date of each Note and continuing on the first day of each month thereafter until each Note shall be paid in full; provided, however, that with respect to LIBO Rate Loans, interest shall also be payable on the last day of the Interest Period applicable thereto. Notwithstanding the foregoing, if any date upon which interest shall be paid shall not be a Business Day, then such payment shall be made on (and interest shall accrue until) the next succeeding Business Day, unless, with respect to LIBO Rate Loans, the next such succeeding Business Day shall fall in the next calendar month, in which case such payment shall be made on the next preceding Business Day.

     (b) All Loans hereunder shall be classified by "class" and "type." The class of Loan refers to whether such Loan is a Revolving Loan or Term Loan, and the type of Loan refers to whether such Loan is a LIBO Rate Loan or Base Rate Loan.

     (c) Commencing on the first day of the second month following the Effective Date, and continuing on the first day of each month thereafter, the Borrower shall repay the Term Loan by paying to the Bank an amount equal to the then outstanding principal balance thereof, divided by the number of months then remaining until the Term Loan Maturity Date. No portion of the Term Loan which has been repaid may be reborrowed.

     (d) Except as provided in subsection (e) below, each Note shall bear interest from the date thereof on the outstanding daily principal balance thereunder at a fluctuating rate per annum equal to the Base Rate. Each change in the Base Rate shall be effective, automatically and without notice as of the opening of business on the day on which such change shall be announced and be effective.

     (e) Provided no Default or Event of Default shall then exist, the Borrower may, in accordance with the terms and conditions set forth herein, elect to have all or any portion of the outstanding principal balance of each Note bear interest for any Interest Period at a rate per annum (the "LIBO Rate") equal to the Applicable Margin plus the Base LIBO Rate applicable to such Interest Period. The "Base LIBO Rate" applicable to a particular Interest Period shall mean a rate per annum equal to the product arrived at by multiplying the Fixed LIBO Rate applicable to such Interest Period by a fraction (expressed as a decimal), the numerator of which shall be the number one (1.0) and the denominator of which shall be the number one (1.0) minus the aggregate reserve percentages (expressed as a decimal) from time to time established by the Board of Governors of the Federal Reserve System of the United States and any other banking authority to which the Bank is now or hereafter subject, including, but not limited to any reserve on "Eurocurrency Liabilities" as defined in Regulation D (or any successor provision) of the Board of Governors of the Federal Reserve System of the United States at the ratios provided in such Regulation from time to time, it being agreed that any portion of any Note bearing interest at the LIBO Rate shall be deemed to constitute Eurocurrency Liabilities, as defined by such Regulation, and it being further agreed that such Eurocurrency Liabilities shall be deemed to be subject to such reserve requirements without benefit of or credit for prorations, exceptions or offsets that may be available to the Bank from time to time under such Regulation and irrespective of whether such Bank actually maintains all or any portion of such reserve. The "Fixed LIBO Rate" applicable to a particular Interest Period shall mean a rate per annum equal to the rate of interest at which U.S. dollar deposits in an amount approximately equal to the portion of the Note which will bear interest at a particular LIBO Rate during such Interest Period, and with maturities comparable to the last day of such Interest Period, are offered in immediately available funds in the London Interbank Market by leading banks in the Eurodollar Market at 11:00 a.m., London time, three Business Days prior to the commencement of such Interest Period. Each determination of the LIBO Rate, the Base LIBO Rate and the Fixed LIBO Rate applicable to a particular Interest Period shall be made by the Bank and shall be conclusive and binding upon the Borrower absent manifest error.

     (f) As used herein, "Interest Period" shall mean one-month, three-months or six-months, as designated by the Borrower, with respect to Loans which bear interest at the LIBO Rate. For purposes of the foregoing, the period of time commencing on any day of any month and continuing until the same date of the immediately following month shall be deemed a period of one month. No Interest Period shall extend beyond the Maturity Date.

             (g) Unless the Borrower shall have requested a further

LIBO Rate Loan in accordance with the terms hereof, each LIBO Rate Loan shall automatically convert to a Base Rate Loan on and as of the last day of the Interest Period applicable thereto.

     (h) Notwithstanding the foregoing, at no time shall either Note bear interest at more than ten interest rates.

     (i) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall bear interest at a rate per annum equal to the Base Rate plus three percent (3%) per annum and shall be payable on demand.

     2.5 Prepayments. (a) The Borrower shall have the right to prepay the principal amount of each Note, in whole or in part, at one time or from time to time. Except as described in Section 3.2 with respect to LIBO Rate Loans, there shall be no premium or penalty as the result of such prepayment. Any prepayment of the Revolving Credit Note shall not permanently reduce the amount which may be borrowed pursuant to Section 2.2 hereof and the Borrower may borrow, prepay and reborrow in the manner provided herein. Any prepayment of the Term Note may not be reborrowed. Each prepayment shall be made in immediately available funds and shall be made (i) in the case of Base Rate Loans, upon one Business Day's prior notice and (ii) in the case of LIBO Rate Loans, upon three Business Day's prior notice, in each case, accompanied by accrued interest to the date of such prepayment (and, in the case of LIBO Rate Loans, the applicable payments required under Section 3.2 hereof).

     (b) If at any time the outstanding principal amount of the Loans hereunder exceeds the Borrowing Base at such time, the Borrower shall, within five days of its receipt of notice thereof, prepay such excess amount, together with accrued interest thereon (and all other amounts payable under Section 3.2 hereof), so that, after giving effect thereto, the outstanding principal amount of Loans hereunder does not exceed the Borrowing Base; provided, however, that at no time may the aggregate principal amount of Advances hereunder exceed the Available Commitment.

     2.6 Use of Proceeds. All Advances under the Revolving Loan shall be used for working capital and general corporate purposes for the Borrower and its subsidiaries, and all Term Advances under the Term Loan shall be used for capital expenditures and to refinance existing leases for the Borrower and its subsidiaries.

     2.7 Disbursement Procedure for Advances. All requests for Advances, Term Advances or Loans shall be in writing and shall state (i) the principal amount requested, (ii) the requested date of advance, (iii) whether such Advance, Term Advance or Loan shall accrue interest at the Base Rate or the LIBO Rate and (iv) with


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

respect to LIBO Rate Loans, the applicable Interest Period. Each request (i) for a Base Rate Loan shall be made no later than 11:00 a.m. on the requested date of advance and (ii) for a LIBO Rate Loan shall be made at least two Business Days prior to the requested date of advance. Each LIBO Rate Loan shall be in a minimum principal amount of $50,000. The Borrower shall also deliver to the Bank, not later than 11:00 a.m. on the requested date of advance, a certificate (the "Borrowing Base Certificate") substantially in the form of Exhibit C attached hereto, duly completed, executed and delivered by an authorized officer of the Borrower.

     2.8 Commitment Fee. The Borrower agrees to pay to the Bank a commitment fee on the amount of the Commitment from time to time, from the date hereof until the earlier of the Revolving Credit Maturity Date or the termination of the Commitment as provided in Section 2.9 hereof, at the rate of 1/8 of 1% per annum, payable, in monthly installments in arrears, on the first day of each month, commencing on the first day of the second month following the Effective Date and continuing until the Revolving Credit Maturity Date (or upon such earlier date as the Commitment shall be terminated). The commitment fee shall be computed on the basis of the actual number of days elapsed over a year of 360 days (having 12 months of 30 days each). The Borrower shall also pay to the Bank on the Effective Date a fee of 1/8 of 1% of the principal amount of the Term Loan.

     2.9 Termination or Reduction of the Commitment. The Borrower shall have the right, upon no less than three Business Days' prior written notice to the Bank, to terminate in whole or reduce in part the unused portion of the Commitment, provided that each partial reduction shall be in the amount of $50,000 or an integral multiple thereof. Simultaneously with any termination or partial reduction of the Commitment, the Borrower shall pay the aforesaid commitment fee as accrued and unpaid to the date thereof.

     2.10 Net Payments. The Borrower shall make each payment hereunder and under the Notes not later than 12:00 Noon (New York City time) on the day when due in lawful money of the United States of America and in immediately available funds to the Bank at its office set forth in Section 10.1 hereof, without set-off or counterclaim, and in the case of any LIBO Rate Loan, without deduction or withholding for any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein (but excluding any tax imposed on or measured by the net income of the Bank) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due hereunder, under the Notes or under any other Loan Document, after withholding or deduction for or on account of any Taxes, will be not less than the amount provided for herein or in the Notes. The Borrower will furnish to the Bank within 45 days after such payment of any Taxes, or any withholding or deduction on account thereof, certified copies of tax receipts evidencing such payment by the Borrower. The Borrower will indemnify and hold harmless the Bank, and reimburse the Bank upon its written request, for the amount of any Taxes so levied or imposed and paid or withheld by the Bank.

     2.11 Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on any day other than a Business Day, then, except as otherwise provided in Section 2.4 hereof, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of payment of interest (or commitment fee).

     2.12 Charge. Without in any way limiting any right of offset, counterclaim or banker's lien which the Bank may otherwise have at law, the Borrower hereby irrevocably authorizes and directs the Bank, if and to the extent any payment of principal, interest or any fee is not otherwise made on any day when due, to charge against the Borrower's account or accounts at the Bank, an amount or amounts equal in the aggregate to such aforesaid sums as are due and payable from time to time to the Bank. The Bank shall use reasonable efforts to notify the Borrower as soon as practicable following any such action.

     2.13 Late Fees. Without limitation of any other term or provision contained herein or in any of the Loan Documents, in the event any payment due hereunder or any of the Notes or any other Loan Document is not received by the Bank within ten days of its due date, the Borrower will pay a late charge of five percent (5%) of such overdue payment; provided, however, such late charge shall not be less than $25.00 nor more than $2,500.00.

     III. SPECIAL PROVISIONS

     3.1 Alternate Interest Rate. If within one Business Day of any date that the Borrower requests a LIBO Rate Loan, the Bank shall determine in its sole discretion, reasonably exercised, that it is unable to quote the requested LIBO Rate or that it is unable to fund the requested LIBO Rate Loan for the Interest Period requested, the Bank shall promptly notify the Borrower of such determination pursuant to Section 10.1 and no LIBO Rate Loan shall be made by the Bank on the borrowing date for which such request was made. Upon receipt of such notification, the Borrower may withdraw any outstanding request for a LIBO Rate Loan by giving written notice of withdrawal to the Bank pursuant to Section 10.1 prior to such borrowing date. Unless withdrawn in accordance with this Section 3.1, any outstanding request for such LIBO Rate Loan shall be deemed to be a request for a Base Rate Loan in equal principal amount, and such Base Rate Loan shall be made on such borrowing date. At such time thereafter as the Bank shall be able to quote the requested LIBO Rate or fund the requested LIBO Rate Loan for the Interest Period requested, the Bank shall so notify the Borrower whereupon the Borrower pursuant to Section 10.1 shall have the right to request a LIBO Rate Loan in accordance with the terms hereof.

     3.2 Indemnification. Except as provided in Section 3.1 hereof, each request for a LIBO Rate Loan shall be irrevocable and binding upon the Borrower. The Borrower hereby agrees to indemnify the Bank, upon demand by the Bank at any time, against any and all actual losses (including any actual loss of profit), costs or expenses which the Bank may at any time or from time to time sustain or incur as a consequence of: (a) any breach by the Borrower of its obligation to borrow on the borrowing date specified in any borrowing notice requesting a LIBO Rate Loan, (b) any failure by the Borrower to pay punctually on the due date thereof any amount payable by the Borrower to the Bank on LIBO Rate Loans, (c) the acceleration of the time of payment of any of the Borrower's obligations in respect of LIBO Rate Loans in accordance with any of the provisions of this Agreement, (d) the repayment or prepayment of the principal of any of the LIBO Rate Loans on a date other than the end of the applicable Interest Period or (e) the conversion of a LIBO Rate Loan to a Base Rate Loan on a date other than the end of the applicable Interest Period. Such losses, costs or expenses shall include, without limitation, (i) any costs incurred by the Bank in carrying funds which were to have been borrowed by the Borrower or in carrying funds to cover any overdue principal, overdue interest or any other overdue sums payable by the Borrower to the Bank in respect of LIBO Rate Loans, (ii) any interest payable by the Bank to the lenders of the funds referred to in the immediately preceding clause (i), and (iii) any actual losses (including any actual loss of profit) incurred or sustained by the Bank in liquidating or reemploying funds acquired from third parties to make any of the LIBO Rate Loans or to fund or maintain all or any part of the principal of any of the LIBO Rate Loans.

     3.3 Changes in Circumstances. If at any time, the Bank shall reasonably determine that:

     (a) the Bank is unable to obtain funds in the principal amount specified in any request for a LIBO Rate Loan for periods equal to the specified Interest Period;

     (b) the LIBO Rate does not or will not accurately reflect the cost to the Bank of obtaining or maintaining any LIBO Rate Loan during any Interest Period; or

     (c) any present or future law or regulation (or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof) has made or will make it unlawful for the Bank to make or maintain any LIBO Rate Loan or to comply with any of the Bank's obligations in respect of any LIBO Rate Loans; then, in each case, the Bank may promptly give notice of such determination and reasons for the determination to the Borrower. Upon such notification, the Bank's obligation to make LIBO Rate Loans shall be suspended until the Bank determines that the circumstances described in subparagraphs (a), (b) and (c) of this Section 3.3 have ceased to exist. Following the Bank's notice under subparagraphs (b) or (c) of this Section 3.3, all outstanding applicable LIBO Rate Loans of the Bank shall be converted to Base Rate Loans at the end of the applicable Interest Period; provided, however, that if it shall be unlawful for the conversion of such LIBO Rate Loans to Base Rate Loans to be effective as of the end of the applicable Interest Period, such conversion shall be deemed to occur as of the date of such notice by the Bank.

     3.4 Additional Costs and Expenses. The Borrower recognizes that the cost to the Bank of making or maintaining LIBO Rate Loans or any portion thereof may fluctuate, and the Borrower agrees to pay to the Bank, within ten (10) days after written demand, an additional amount or amounts as the Bank shall reasonably determine will compensate the Bank for additional costs incurred by the Bank in maintaining LIBO Rate Loans or any portion thereof as a result of:

     (i) the imposition after the date of any LIBO Rate Loan of, or changes after the date of any LIBO Rate Loan in, the reserve requirements promulgated by the Board of Governors of the Federal Reserve System of the United States, including, but not limited to, any reserve on Eurocurrency Liabilities as defined in Regulation D of the Board of Governors of the Federal Reserve System of the United States at the ratios provided in such Regulation from time to time, it being agreed that the portion or portions of any Note bearing interest at the LIBO Rate shall be deemed to constitute Eurocurrency Liabilities, as defined by such Regulation, and it being further agreed that such Eurocurrency Liabilities shall be deemed to be subject to such reserve requirements without benefit of, or credit for, prorations, exceptions or offsets that may be available to the Bank or from time to time under such regulations, and irrespective of whether the Bank actually maintains all or any portion of the reserve; or

     (ii) any change, after the date of any LIBO Rate Loan, in any applicable laws, rules or regulations or in the interpretation or administration thereof by any domestic or foreign governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) or by any domestic or foreign court changing the basis of taxation of payments to the Bank of the principal of or the interest on any LIBO Rate Loan or any other payments made hereunder (other than taxes imposed on all or any portion of the overall net income of the Bank), or imposing, modifying or applying any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, credit extended by, or any other acquisition of funds for loans by the Bank, or imposing on the Bank or on the London Interbank Market any other condition affecting this Agreement or the portion or portions of any Note bearing interest at LIBO Rates so as to increase the cost to the Bank of making or maintaining LIBO Rate Loans or to reduce the amount of any sum received or receivable by the Bank under any Note (whether of principal, interest or otherwise); or

     (iii) if after the date of any LIBO Rate Loan, the Bank shall have determined that the applicability of any law, rule, regulation or guideline adopted or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any domestic or foreign governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive regarding capital adequacy of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital as a consequence of the Bank's obligations with respect to the Advances or under any Note or this Agreement, to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies, if any, with respect to capital adequacy).

     Subject to the provisions of Section 3.2 hereof, in the event of any of the foregoing, the Borrower shall have the right to convert any LIBO Rate Loan affected thereby to a Base Rate Loan.

     Any amount or amounts payable by the Borrower to the Bank in accordance with the provisions of this Section shall be paid within ten (10) days of receipt by the Borrower from the Bank of a statement setting forth the amount or amounts due and the basis for the determination from time to time of such amount or amounts, which statement shall be conclusive and binding upon the Borrower absent manifest error. Failure on the part of the

Bank to demand compensation for any increased costs in any Interest Period shall not constitute a waiver of the Bank's right to demand compensation for any increased costs incurred during any such Interest Period or in any other or subsequent or prior Interest Period.

     IV. CONDITIONS PRECEDENT

     4.1 Initial Conditions Precedent. The obligation of the Bank to make the initial Advance or Term Advance hereunder, whichever is earlier, is subject to the receipt by the Bank of each and every one of the following on or before the disbursement of such Advance or Term Advance (as the case may be) in form and substance satisfactory to the Bank:

     (a) An originally executed copy of this Agreement, the Revolving Credit Note, the Term Note, the Guaranty Agreement, the Pledge Agreement and the Custody Agreement, duly executed by the respective parties thereto;

     (b)(b) An originally executed copy of the Borrowing Base Certificate, duly executed by the Borrower and dated as of the Effective Date;

     (c) A copy of the certificate of incorporation and bylaws of the Borrower and the Guarantor, in each case, certified as a true copy by the Secretary or an Assistant Secretary of the Borrower or the Guarantor, as the case may be;

     (d) A good standing certificate with respect to each of the Borrower and the Guarantor issued as of a recent date by the Secretary of State or other appropriate official of (i) the state or other jurisdiction of its incorporation and (ii) each state or other jurisdiction in which it is qualified or authorized to transact business as a foreign corporation;

     (e) A certificate of the Secretary or an Assistant Secretary of the Borrower and the Guarantor certifying the names and true signatures of the officers of the Borrower and the Guarantor authorized to sign this Agreement and the other Loan Documents to be signed by it;

     (f) A copy of the resolutions approved by the Board of Directors of the Borrower authorizing the execution, delivery and performance by the Borrower of each of the Loan Documents to which it may be a party, certified as a true copy by the Secretary or an Assistant Secretary of the Borrower;

     (g) A certificate of the Borrower and the Guarantor, dated as of the Effective Date, to the effect that (i) each of the representations and warranties of the Borrower and the Guarantor set forth in the Loan Documents to which each may be a party are true, correct and complete with the same effect as though such representations and warranties were made on and as of such date and (ii) no Default or Event of Default then exists and is continuing;

     (h) [deleted]

     (i) A written opinion of counsel to the Borrower and the Guarantor, addressed to the Bank and dated as of the Effective Date, covering the matters set forth in Exhibit D hereto and such other matters as the Bank or its counsel may reasonably request, which opinion shall be satisfactory in form and substance to the Bank;

     (j) [deleted]

     (k) Payment of all fees, costs and expenses incurred by the Bank in negotiating and preparing the Loan Documents, or otherwise incurred by the Bank in consummating the transactions described herein, including without limitation, all counsel fees and disbursements, filing fees and recording fees;

     (l) Payment of the fee set forth in Section 2.8 hereof; and

     (m) Such other documents, approvals, opinions, certificates or instruments as the Bank may reasonably require.

     4.2 Additional Conditions Precedent for All Advances. In addition to the conditions precedent set forth in Section 4.1, the Bank shall have no obligation to make any Advance or Term Advance unless the following conditions precedent have either been satisfied by the Borrower or waived by the Bank concurrently with the making of such advance:

     (a) The Loan Documents shall be in full force and effect and no Default or Event of Default shall exist and be continuing;

     (b) No event, action or proceeding shall have occurred (and the Bank shall not have become aware of facts or conditions not previously known) since the Effective Date which, in the reasonable opinion of the Bank, then has a materially adverse effect upon, or could reasonably be expected to materially adversely affect, (i) the operations, business, property, assets, condition (financial or otherwise) or prospects of the Borrower or the Guarantor or (ii) the rights and remedies of the Bank, or the ability of the Borrower or the Guarantor to perform their respective obligations, under any of the Loan Documents;

     (c) Each of the representations and warranties made by the Borrower and the Guarantor in or pursuant to the Loan Documents to which each may be a party shall be true and correct in all material respects on and as of such date as if made on and as of such date;

     (d) After giving effect to the making of such Advance or Term Advance, the aggregate outstanding principal amount of all Loans shall not exceed the Borrowing Base and the aggregate outstanding principal amount of all Advances shall not exceed the Available Commitment; and

     (e) The Bank shall have received a Borrowing Base Certificate duly executed by an authorized officer of the Borrower and dated as of the date of such Advance or Term Advance.

     Each request for an Advance or Term Advance hereunder shall constitute a representation and warranty by the Borrower as of the date of such Advance or Term Advance that the conditions contained in this Section 4.2 have been satisfied.

     V. REPRESENTATIONS AND WARRANTIES

     5. In order to induce the Bank to enter into this Agreement and, among other things, make the Term Loan and Advances hereunder, the Borrower and the Guarantor hereby represent, warrant and agree (each, as to itself) that:

     5.1 Organization; Power; Qualification. Each (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has the full power and authority to own and operate its properties and assets and to carry on the business now conducted by it and (iii) is qualified or authorized to do business and in good standing in all jurisdictions wherein the character of the property owned or the nature of the business conducted by it makes such qualification or authorization necessary, except such jurisdictions in which the lack of qualification or authorization does not materially adversely effect its business, assets, liabilities, results of operations or financial condition. As of the Effective Date (but not as of any date thereafter), the Guarantor owns approximately 50% of the issued and outstanding capital stock of the Borrower.

     5.2 Authorization of Agreement. The Borrower and the Guarantor have full power and authority to execute, deliver and perform any action or step which may be necessary to carry out the terms of the Loan Documents to which each may be a party; each Loan Document to which each may be a party has been duly executed and delivered by it and is the legal, valid and binding obligation of such party enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, or other laws relating to or affecting the enforcement of creditors' rights generally and general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     5.3 No Legal Bar. The execution, delivery and performance of the Loan Documents will not (i) violate any provision of any existing law, statute, rule, regulation or ordinance (ii) conflict with, result in a breach of or constitute a default under (a) the certificate of incorporation or by-laws of the Borrower or the Guarantor or (b) any order, judgment, award or decree of any court, governmental authority, bureau or agency known to the Borrower or the Guarantor, or (c) any mortgage, indenture, lease, contract or other agreement or undertaking to which the Borrower or the Guarantor is a party and which is material to its business or operations or by which it or any of its material properties or assets may be bound, or (iii) result in the creation or imposition of any lien or other encumbrance upon or with respect to any property or asset now owned by the Borrower or the Guarantor other than in favor of the Bank.

     5.4 Consent. No consent, license, permit, approval or authorization of, exemption by, notice to, report to, or registration, filing or declaration with any Person is required, or, if required, has not been obtained, in connection with the execution, delivery, performance or validity of the Loan Documents or the transactions contemplated thereby.

     5.5 Compliance With Law. Neither the Borrower nor the Guarantor is in violation of any applicable law, rule, regulation, statute, ordinance, or any order, judgment, award or decree of any court, governmental authority, bureau or agency, the violation of which would reasonably be expected to have a material adverse affect on its business, assets, liabilities, financial condition or results of operations.

     5.6 Environmental Matters. To the best of their respective knowledge, the Borrower and the Guarantor have substantially complied with, and on the date hereof are in substantial compliance with, all applicable environmental laws, rules and regulations and the requirements of any material permits issued thereunder, and there are no pending or, to the best of their knowledge, threatened, claims involving environmental matters against the Borrower or the Guarantor or any real property owned or operated by them that individually or in the aggregate could reasonably be expected to materially and adversely affect its business, assets, liabilities, financial condition or results of operations.

     5.7 Properties. The Borrower and the Guarantor have good title to all of their respective properties and assets reflected in the financial statements referred to in Section 5.12 hereof (except as sold or otherwise disposed of since the date of such financial statements), free and clear of all liens, claims and encumbrances, except as otherwise disclosed in said financial statements.

     5.8 No Default. Except as otherwise disclosed in annual or periodic reports filed by the Borrower with the Securities and Exchange Commission, neither the Borrower nor the Guarantor is in default in any respect in the payment or performance of any of its obligations or in the performance of any mortgage, indenture or material lease, contract or other agreement or undertaking to which it is a party or by which it or any of its properties or assets may be bound, which default may materially adversely affect its business, assets, liabilities, financial condition or results of operations, and no Default or Event of Default has occurred and is continuing. Neither the Borrower nor the Guarantor is in default under any order, award or decree of any court, arbitrator, or governmental authority binding upon or affecting it or by which any of its properties or assets may be bound or affected, and no such order, award or decree, if any, materially adversely affects its ability to carry on its business as presently conducted or to perform its obligations under the Loan Documents to which it may be a party.

     5.9 No Litigation. Except as otherwise disclosed in annual or periodic reports filed by the Borrower with the Securities and Exchange Commission, no litigation, investigation or proceeding of or before any court, arbitrator or governmental authority is currently pending, nor, to the best of its knowledge, threatened, against the Borrower or the Guarantor or any of its properties and revenues, which, if adversely determined, would materially adversely affect its ability to carry on its business as presently conducted or to perform its obligations under the Loan Documents to which it may be a party.

     5.10 No Burdensome Restrictions. Neither the Borrower nor the Guarantor is a party to or is bound by any contract or agreement or instrument or subject to any restriction which materially and adversely affects its ability to perform its obligations under the Loan Documents to which it may be a party.

     5.11 Tax Returns and Payments. All federal, state and other tax returns of the Borrower and the Guarantor required by law to be filed have been duly filed, and all federal, state and other taxes, assessments and governmental charges or levies upon the Borrower and the Guarantor or any of its properties, income, profits or assets which are due and payable have been paid, except such tax returns the nonfiling of which, and such taxes the non-payment of which, would not have a material adverse effect upon its business, assets, liabilities, financial condition or results of operations and except for such taxes and assessments which the Borrower or the Guarantor is disputing in good faith and for which the Borrower or the Guarantor has properly established adequate reserves on its books for the payment of such disputed taxes or assessments.

     5.12 Financial Statements. The Borrower and the Guarantor have furnished to the Bank true, correct and complete copies of their most recently available (i) audited fiscal year financial statements, certified by the independent public accountants whose report is attached thereto and (ii) unaudited interim financial statements for the most recent fiscal period. Such financial statements present fairly their financial condition and results of operations as of the dates and for the periods indicated (subject, with respect to the unaudited statements, to audit and normal year-end adjustments), and show all known direct liabilities and all known contingent liabilities of a material nature of the Borrower and the Guarantor in accordance with the respective accounting principles applicable to them as of the dates and for the periods indicated.

     5.13 No Adverse Changes. Since the date of the most recent fiscal year financial statements delivered to the Bank, no material adverse change has occurred in the business, assets, liabilities, financial condition or results of operations of the Borrower or the Guarantor.

     5.14 ERISA. (a) The Borrower and the Guarantor are in compliance in all material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and all regulations issued thereunder.

     (b) No "employee benefit plan", as defined in Section 3 of ERISA, maintained by Borrower or the Guarantor, as from time to time in effect (the "Plans"), nor any trusts created thereunder, nor any trustee or administrator thereof, has engaged in a "prohibited transaction," as defined in Section 4975 of the Internal Revenue Code of 1986, as amended, which could subject the Borrower or the Guarantor, any Plan or any such trust, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust to the tax or penalty on prohibited transactions imposed by said Section 4975. Neither any of the Plans nor any such trusts have been terminated, nor has there been any "reportable event," as defined in Section 4043 of ERISA, or any "accumulated funding deficiency" (as defined therein) with respect thereto. Neither the Borrower nor the Guarantor has incurred any liability to the Pension Benefit Guaranty Corporation.

     5.15 Federal Reserve Regulations. Neither the Borrower nor the Guarantor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System). No part of any of the Term Loan or any Advance hereunder shall be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

     5.16 Solvency. On and as of the date hereof and the date of each Advance, and after giving effect to all Obligations which may be created hereunder, (i) the sum of the assets, at a fair valuation, of the Guarantor will exceed its debts, (ii) the Guarantor has not incurred and does not intend to, or believe that it will, incur debts beyond its ability to pay such debts as such debts mature, and (iii) the Guarantor will have sufficient capital and assets with which to conduct its business. For purposes of this Section, the term "debt" means any liability on a claim, and the term "claim" means a right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.

     5.17 Acknowledgment of Financial Condition. The Guarantor acknowledges that it is aware of the financial condition of the Borrower and has made its own investigation and review thereof, without reliance upon any statement or representation of the Bank or any officer, employee or agent thereof. The Guarantor further acknowledges that the Bank is relying upon the guaranty by the Guarantor of the Obligations and would not have entered into this Agreement in the absence of such guaranty.

     5.18 Use of Proceeds. All Advances shall be used for working capital and general corporate purposes for the Borrower and its subsidiaries and the proceeds of the Term Loan shall be used for capital expenditures and the refinancing of existing leases for the Borrower and its subsidiaries.

     5.19 Certain Regulations. Neither the Borrower nor the Guarantor is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, nor a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935.

     5.20 Intellectual Property. The Borrower and the Guarantor own or license all material patents, trademarks, service marks, tradenames, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, or has obtained assignments of all material licenses and other rights of material nature necessary for the conduct of its business as now and contemplated to be conducted, in each case, to its knowledge, without any conflict with or infringement of the rights of others.

     5.21 Accuracy and Completeness of Information. No document furnished or statement made in writing to the Bank by or on behalf of the Borrower or the Guarantor in connection with the negotiation, preparation or execution of this Agreement or any of the other Loan Documents contains any untrue statement of a material fact or omits to state any such material fact necessary in order to make the statements contained therein not misleading.

     VI. COVENANTS

     6. The Borrower and the Guarantor, severally and not jointly, covenant and agree that until all the Obligations have been satisfied and paid in full and the Bank has no further obligation to make any Advance hereunder, the Borrower and the Guarantor will comply with the following covenants:

     6.1 Preservation of Existence. The Borrower and the Guarantor will do or cause to be done all things necessary to preserve and maintain in full force and effect its corporate existence and all contracts, rights, licenses, permits, franchises, patents, trademarks and trade names, all of the foregoing to the extent the same are, in its reasonable judgment, necessary or material to the proper conduct of its business and shall qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the character of the property owned or the nature of the business conducted by it makes such qualification or authorization necessary, except such jurisdictions in which the lack of qualification or authorization does not materially adversely affect its business, results of operations or financial condition.

     6.2 Compliance with Laws. The Borrower and the Guarantor will comply with all laws, ordinances, governmental rules and regulations to which it or its properties or assets is, or might become subject (unless the same shall be contested in good faith and by appropriate proceedings and such contest shall operate to stay any such non-compliance), the noncompliance with which would materially interfere with the performance of its obligations under the Loan Documents to which it is a party or with the proper conduct of its business.

     6.3 Accounting Methods; Inspections. The Borrower and the Guarantor will maintain a system of accounting established and administered in all material respects in accordance with all accounting principles applicable to it and will keep adequate records and books of account in which complete entries will be made in all material respects in accordance therewith. The Borrower and the Guarantor will permit officers and representatives of the Bank to visit and inspect any of their respective properties or assets and to examine and make extracts of its books of account at all reasonable times and to such reasonable extent as the Bank may reasonably request.

     6.4 Maintenance of Property; Insurance. The Borrower and the Guarantor will keep all material property necessary in its business in good working order and condition, subject to ordinary wear and tear and routine maintenance. The Borrower and the Guarantor will maintain with reputable insurance companies, to the same extent and in such amounts and manner as do companies engaged in similar lines of business under similar circumstances, insurance on its business, fixed assets, inventory and other properties, workers' compensation or similar insurance as required by law and adequate public liability and malpractice insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any property owned, occupied or controlled by it.

     6.5 Payment of Taxes. The Borrower and the Guarantor will pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties or assets before the same shall become delinquent; provided, however, that none of the foregoing need be paid while being contested in good faith and by appropriate proceedings, so long as adequate book reserves have been established in accordance with all accounting principles applicable to it with respect thereto and its title to, and its right to use, its properties are not materially adversely affected thereby.

     6.6 Information Covenants. The Borrower and the Guarantor will each furnish the following information to the Bank (as to itself):

     (a) Quarterly Financial Statements. As soon as practicable and, in any case, within 50 days after the close of each of the first three quarterly accounting periods in each fiscal year, a balance sheet as at the end of such quarterly period and the related statement of income for such period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, which financial statements shall be certified by an authorized officer of the Borrower or the Guarantor, as the case may be, including all adjustments (which include only normal recurring adjustments) necessary to present fairly, in accordance with generally accepted accounting principles (or, in the case of the Guarantor, statutory accounting principles), its financial condition as at the end of such period and the results of operations and changes in cash flows for such period and for the elapsed portion of the fiscal year ended with the last day of such period.

     (b) Annual Statements. As soon as practicable and, in any case, within 105 days after the end of each fiscal year, a balance sheet as at the end of such fiscal year and the related statements of income and cash flows for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year. Such statements are to be in accordance with generally accepted accounting principles (or, in the case of the Guarantor, statutory accounting principles) and certified by independent certified public accountants of recognized standing in accordance with generally accepted auditing standards.

     (c) No-Default Certificate. At the time the financial statements are furnished pursuant to subsections (a) and (b) above, the Borrower and the Guarantor shall also furnish a Certificate duly executed by an authorized officer of the Borrower and the Guarantor dated as of the last day of such quarterly period or fiscal year, as the case may be, substantially in the form of Exhibit E hereto.

     (d) Copies of Other Reports. As soon as practicable, copies of (1) all such financial statements and reports as the Guarantor shall send to its policyholders and (2) all reports, registration statements, proxy statements and other filings made by the Borrower with the Securities and Exchange Commission or any national securities exchange.

     (e) Notice of Litigation and Other Matters. Prompt notice of:

          (1) the commencement of any proceeding or investigation by or before any governmental body or any action or proceeding in any court or before any arbitrator against or in any other way relating adversely to the Borrower or the Guarantor or any of their respective properties, assets or businesses, which, if adversely determined, would materially and adversely affect its business, assets, liabilities, financial condition or results of operations;

          (2) any written notice received from any administrative official or agency or any order or ruling which materially and adversely affects the business, assets, liabilities, financial condition or results of operations of the Borrower and the Guarantor;

          (3) any amendment of the certificate of incorporation or by-laws of the Borrower or the Guarantor which materially and adversely affects its ability to perform its Obligations under any of the Loan Documents to which it may be a party; and

          (4) any Default or Event of Default hereunder.

     (f) ERISA.

          (1) As soon as possible, and in any event within 30 days after any executive officer of the Borrower or the Guarantor knows or has reason to know that any material reportable event (as defined in Section 4043 of ERISA) with respect to any Plan has occurred, a statement of the chief financial officer setting forth details as to such reportable event and the action that it proposes to take with respect thereto, together with a copy of the notice of such reportable event given to the Pension Benefit Guaranty Corporation; and

          (2) Promptly after receipt thereof, a copy of any notice the Borrower or the Guarantor may receive from the Pension Benefit Guaranty Corporation relating to the intention of said Corporation to terminate any Plan or to appoint a trustee to administer any Plan.

     (g) Other Information. From time to time, such other information or documents, including without limitation, all "management letters" received from any certified public accountants, as the Bank may reasonably request.

     6.7 Accuracy and Completeness of Information. All written information, reports, statements and other papers and data furnished to the Bank pursuant to any provision or term of any of the Loan Documents shall be, at the time the same is so furnished, complete and correct in all material respects.

     6.8 Further Documentation. At any time and from time to time upon the Bank's written request, the Borrower and the Guarantor will promptly and duly execute and deliver such further documents and instruments and do such further acts and things as the Bank may reasonably request in order to obtain the full benefits of this Agreement and the Loan Documents and the rights and powers herein and therein granted.

     VII. EVENTS OF DEFAULT

     7. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental body.

     7.1 The Borrower (i) fails to pay any principal amount payable under any Note or hereunder on any date when due or (ii) fails to make any payment of interest or any other fee or amount payable under any Note or hereunder within 5 days from any day when due.

     7.2 If any warranty or representation made by the Borrower or the Guarantor contained herein or in any Loan Document or in any document furnished in compliance with the provisions hereof or thereof is false or incorrect in any material respect when made.

     7.3 The Borrower or the Guarantor shall default in the performance or observance of any other covenant or agreement contained in this Agreement or in any Loan Document and such default shall continue unremedied for 30 days after notice from the Bank of such default.

     7.4 The Borrower or the Guarantor shall (i) default in any payment with respect to any indebtedness for money borrowed which exceeds $1,000,000 in the aggregate (other than the Notes), beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created, (ii) default in the observance or performance of any agreement or condition relating to any such indebtedness contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur, the effect of which default or other event is to cause, or to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with or without the giving of notice if required, such indebtedness to become due prior to its stated maturity; or any such indebtedness shall be declared due and payable prior to its stated maturity.

     7.5 (i) The Borrower or the Guarantor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or the Guarantor shall make a general assignment for the benefit of its creditors; or
(ii) there shall be commenced against the Borrower or the Guarantor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or the Guarantor or any of their respective subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets, which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or the Guarantor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii) or (iii) above; or (v) the Borrower or the Guarantor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

     7.6 A final non-appealable judgment shall be entered against the Borrower or the Guarantor by any court for the payment of money which, together with all other outstanding judgments against the Borrower or the Guarantor exceeds $1,000,000 in the aggregate, which judgment is not fully covered by insurance, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or the Guarantor which together with other such property subject to other such process, exceeds in value $1,000,000 in the aggregate and, if within 30 days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been discharged or stayed pending appeal, or, if within 30 days after the expiration of any such stay, such judgment, warrant or process shall not have been discharged.

     7.7 (i) A reportable event (as defined in Section 4043(b) of Title IV of ERISA) shall have occurred with respect to any Plan of the Borrower or the Guarantor or any Plan of the Borrower or the Guarantor shall have been voluntarily terminated as provided in Section 4041(a) of ERISA, in either case, if the pro forma effect thereof shall cause or result in a material adverse change in or to the business, assets, liabilities, financial condition or results of operations of the Borrower or the Guarantor; (ii) A trustee shall be appointed by a United States District Court to administer any Plan; or (iii) the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Plan.

     VIII. REMEDIES

     8.1 Upon the occurrence of an Event of Default set forth in Section 7.5, the Bank shall have no obligation to make any further Advance or Term Advance, and all amounts outstanding (with accrued interest thereon) and all other amounts owing under the Notes and this Agreement, shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantor.

     8.2 Upon the occurrence of any other Event of Default, the Bank shall have no obligation to make any further Advance or Term Advance and the Bank may, by written notice to the Borrower, declare all amounts outstanding (with accrued interest thereon) and all other amounts owing to it under the Notes and this Agreement, to be due and payable forthwith, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantor.

     8.3 If any Event of Default shall occur, the Bank may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, any and all rights and remedies to which it may be entitled under applicable law. Without limiting the generality of the foregoing, the Bank may, without any requirement of notice, setoff any and all amounts owing by the Borrower or the Guarantor to it against any deposit or other account, whether general or special, maintained in the Bank by the Borrower or the Guarantor or any other property of the Borrower or the Guarantor which may now or hereafter be in the Bank's possession or control, and such right of setoff shall be deemed to have been exercised immediately upon such stated or accelerated maturity as aforesaid even though such setoff is not noted on the Bank's records until a later time. The Borrower and the Guarantor further grant to the Bank a lien and security interest in and to the foregoing as collateral security for the Obligations and agrees that, with respect thereto, the Bank shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction.

     8.4 The Borrower and the Guarantor agree that each shall remain liable for any deficiency if the proceeds of any sale or disposition of any security for the Obligations is insufficient to pay all amounts to which the Bank is entitled, the Borrower and the Guarantor also being liable for the reasonable fees of any attorneys employed by the Bank to collect such deficiency. The Borrower and the Guarantor expressly agree that it shall not be necessary or required for the Bank to file suit or proceed to assert or obtain a claim against any party or foreclose against or seek to realize upon any security now or hereafter existing for the Obligations or exercise or assert any other right or remedy to which the Bank may be entitled in connection with the Obligations or any security or guarantee relating thereto, before or as a condition of enforcing the liability of the Borrower and the Guarantor under the Loan Documents.

     8.5 The Borrower and the Guarantor also agree to pay all reasonable Bank Costs incurred with respect to the collection of any of the Obligations and the enforcement of any of the Bank's rights hereunder.

     8.6 The Borrower and the Guarantor hereby waive presentment, demand, protest or any notice of any kind in connection with this Agreement and the Notes except as otherwise expressly provided herein.

     IX. INDEMNIFICATION

     9.1 Indemnification. The Borrower and the Guarantor, jointly and severally, agree to pay, reimburse, indemnify and hold harmless, the Bank, its directors, officers, employees, agents and representatives from and against any and all actions, costs, damages, disbursements, expenses (including reasonable attorneys' fees), judgments, liabilities, losses, obligations, penalties and suits of any kind or nature whatsoever with respect to:

          (i) the development, preparation, execution, performance, enforcement, interpretation, amendment, modification, waiver or consent of any of the Loan Documents;

          (ii) the Bank's exercise of any right or remedy granted to it in any of the Loan Documents, the collection or enforcement of any of the Obligations and the proof or allowability of any claim arising under any of the Loan Documents, whether in any bankruptcy or receivership proceeding or otherwise;

          (iii) any claim of third parties, and the prosecution or defense thereof, arising out of or in any way connected with any of the Loan Documents; and

          (iv) any and all recording and filing fees and taxes, and any and all liabilities with respect thereto, or resulting from any delay in paying stamp and other taxes, if any, which may be payable or determined to be payable in connection with the Loan Documents.

     Notwithstanding the foregoing, the Bank shall not be entitled to any indemnification in the event that it shall be finally determined by a court of competent jurisdiction that the Bank has breached this Agreement or in any suit brought by the Borrower or the Guarantor against the Bank in which it shall be finally determined that the Bank is liable to the Borrower or the Guarantor.

     X. MISCELLANEOUS

     10.1 Notice. All notices and other communications given to or made upon any party hereto in connection with this Agreement shall, except as otherwise expressly herein provided, be in writing (including telex, telecopy or telegraphic communication) and mailed (by first class, United States mail, postage prepaid), telexed, telecopied, telegraphed or hand delivered to the respective parties, as follows:

                  Bank:        Summit Bank
                               750 Walnut Avenue
                               Cranford, New Jersey 07016
                                Att:  Wayne Trotman

                                - with a copy to -

                                Wolff & Samson
                                5 Becker Farm Road
                                Roseland, New Jersey 07068
                                Att: Morris Bienenfeld, Esq.

                  Borrower:     CareAdvantage, Inc.
                                485-C Route 1 South
                                Iselin, New Jersey 08830
                                Att: Thomas P. Riley

                                  - with a copy to -

                                Epstein Becker & Green
                                250 Park Avenue
                                New York, New York 10177
                                Att: Jeffrey H. Becker, Esq.
                                     Paul Squire, Esq.

                  Guarantor:    Blue Cross and Blue Shield
                                   of New Jersey, Inc.
                                Three Penn Plaza East
                                Newark, New Jersey 07105
                                Att: Robert J. Pures

                                  - with a copy to -

                                Blue Cross and Blue Shield
                                   of New Jersey, Inc.
                                Three Penn Plaza East
                                Newark, New Jersey 07105
                                Att: Susan Scholle Connor, Esq.

or to such changed address as may be fixed by notice. All such notices and other communications shall, except as otherwise expressly herein provided, be effective when received by the party to whom properly addressed, the written receipt by any employee of any such party constituting sufficient evidence of such receipt, in the case of telex or telecopy, when received, and in the case of telegraph, when delivered to the telegraph company, charge prepaid.

     10.2 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Bank, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

     10.3 Survival of Agreements. All agreements, representations and warranties made herein, and in any certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement and the Notes and the making of any Advance or Term Advance for so long as any Loan is outstanding or the Bank has any obligation to make any Advance or Term Advance hereunder.

     10.4 Amendment. No modification, amendment or waiver of any provision of this Agreement or the Notes, nor consent to any departure by the Borrower or the Guarantor shall in any event be effective unless the same shall be in writing and signed by the party granting such modification, amendment or waiver, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

     10.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantor, the Bank, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of the Bank. The Bank shall be free to grant, sell or transfer one or more assignments, participating interests or participation rights in, to and under the Notes and its rights hereunder without notice to, or the consent of, the Borrower or the Guarantor; provided, however, that no assignment shall be binding upon the Borrower until it receives notice thereof.

     10.6 Severability. In case any one or more of the provisions contained in this Agreement or the Notes should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

     10.7 Counterparts. This Agreement may be executed by the parties hereto on any number of separate counterparts and all such counterparts taken together shall constitute one and the same instrument.

     10.8 Governing Law; No Third Party Rights. This Agreement and the Notes and the rights and obligations of the parties hereunder and thereunder shall be governed by and construed and interpreted in accordance with the law of the State of New Jersey. This Agreement is solely for the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit, priority or interest in, under or because of the existence of, this Agreement.

     10.9 WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     10.10 JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW JERSEY STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW JERSEY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW JERSEY STATE OR FEDERAL COURT. EACH OF THE OBLIGORS IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE DELIVERY OF COPIES OF SUCH PROCESS TO SUCH PARTY AT ITS ADDRESS, AND IN THE MANNER, SPECIFIED IN SECTION 10.1.

     10.11 Confidentiality. The Bank agrees to use reasonable precautions to keep confidential, in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower or Guarantor pursuant to this Agreement which is identified as being confidential at the time the same is delivered to the Bank, and to limit the use of the same to the transactions and relationship described herein, provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for the Bank, (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which the Bank is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) agrees to use reasonable precautions to keep such information confidential; and provided finally that in no event shall the Bank be obligated or required to return any materials furnished by the Borrower or Guarantor.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ATTEST:                                         CAREADVANTAGE, INC.

By:                                             By:
   ---------------------------                     ---------------------------
    Name:                                          Name:
    Title:                                         Title:

ATTEST:                                            BLUE CROSS AND BLUE SHIELD
                                                      OF NEW JERSEY, INC.

By:                                             By:
   ---------------------------                     ----------------------------
    Name:                                          Name:
    Title:                                         Title:

                                                   SUMMIT BANK

                                                By:
                                                   ----------------------------
                                                   Name:
                                                   Title:

                                   EXHIBIT A

                          Form of Revolving Credit Note

                             [See Exhibit 10(f)(1)]

                                    EXHIBIT B

                                Form of Term Note

                             [See Exhibit 10(f)(2)]

                                    EXHIBIT C

                       Form of Borrowing Base Certificate

                [Not attached hereto; on file with the Company]

                                    EXHIBIT D

                           Form of Opinion of Counsel

                [Not attached hereto; on file with the Company]

                                    EXHIBIT E

                         Form of No-Default Certificate

                [Not attached hereto; on file with the Company]